UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
                        Pursuant to Section 13 or 15 (d)
                     of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): March 2, 1998


                         Commission file number 0-23802



                          MOTIVEPOWER INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)



         DELAWARE                                      82-0461010
(State or other jurisdiction                      (I.R.S. Employer
      of incorporation)                           Identification Number)


              1200 Reedsdale Street, Pittsburgh, Pennsylvania 15233
               (Address of principal executive offices; zip code)


                                 (412) 237-2250
                (Registrant's Telephone No., including area code)


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Item 5. Other Events

     On March 3, 1998, MotivePower Industries (the Company) and the Electro-Motive Division of General Motors formed a strategic alliance to design, manufacture and market low-horsepower, switching and branchline locomotives in the United States, Canada and Mexico. MotivePower Industries is the third-largest manufacturer of locomotives in NAFTA.

     Under a marketing and supply agreement, Boise Locomotive, a subsidiary of the Company, will be the exclusive manufacturer of Electro-Motive's private brand, 1,500- and 2,000-horsepower locomotives for the NAFTA market. Boise Locomotive will also continue to market other DC- and AC-traction locomotives under 4,000 horsepower under its own brand name and possibly the Electro-Motive Division brand. Boise Locomotive believes that through the alliance it may be able to achieve sales of 10 locomotives in 1998 and as many as 30 units annually by the year 2000. This is a forward-looking statement and the actual results could differ materially from the results suggested in any forward-looking statements. Factors that could cause or contribute to these material differences include, but are not limited to, the following: a general decline in the NAFTA economy, which could cause a decrease in rail traffic; continued consolidation by U.S. railroads, which could cause them to reduce purchases of goods and services; and the ability of the strategic alliance partners to create increased market demand for low-horsepower locomotives. In making these forward-looking statements, the company assumes no obligation to update them or advise of changes in the assumptions on which they were based.

     On March 2, 1998, MPI de Noreste S.A. de C.V. ("MPI de Mexico"), a subsidiary of the Company, signed a new, 17-year contract in Mexico, valued at $419 million. The new agreement replaces a previous contract that had six years and approximately $177 million in revenues remaining. Under the new contract with TFM S.A. de C.V., MPI de Mexico will overhaul and maintain 168 locomotives at its San Luis Potosi facility in the Northeast region of Mexico. A joint venture of Transportation Maritima Mexicana S.A. de C.V. and Kansas City Southern Industries Inc., TFM was awarded a 50-year concession to operate the Northeast region of the National Railways of Mexico as part of the Mexican government's program to privatize the rail system.

     In addition to the 168 locomotives covered under the new TFM contract, MPI de Mexico provides fleet maintenance on 151 other units under separate multi-year contracts with TFM and other customers in Mexico, for a total of 319 locomotives.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             MOTIVEPOWER INDUSTRIES, INC.
                                                      (Registrant)


                                             By: /s/ William D. Grab
                                                 ------------------------------
                                                 William D. Grab
                                                 Vice President, Controller and
                                                 Principal Accounting Officer

                                                 March 4, 1998